UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

ATLANTIC COAST FEDERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Federal	000-50962	59-3764686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 2, 2010, the Board of Directors of Atlantic Coast Federal Corporation (the "Company") appointed G. Thomas Frankland (age 63) to the Company's Board of Directors.  His appointment expands the Board to 11 members.

Formerly a partner with the international accounting firm PriceWaterhouseCoopers, his diverse background includes experience in many key corporate areas, including financial services, venture capital, mergers and acquisitions, and strategic planning and execution.  Since 2006, he has served on the executive committee of Springboard Capital LLC, a Jacksonville-based venture capital fund focused on early-stage financing opportunities for emerging companies.  From 1998 to 2006, he was Chief Operating Officer of CNB Florida Bancshares and later Mercantile Bank, both in Jacksonville and the latter being a unit of The South Financial Group.  The South Financial Group acquired CNB Florida Bancshares in 2004.

Frankland's annual compensation as a Board member is in accordance with guidelines set forth in the Company's proxy statement dated April 7, 2010, including monthly retainer payments as well as participation in the Director Incentive Plan.  Frankland also is eligible to participate in the Atlantic Coast Federal Corporation 2005 Stock Option Plan.

There were no understandings or arrangements with any person regarding Frankland's appointment to the Board, and there are no family relationships between him and any other officer or director of the Company.  He has not participated in any transactions with the Company that, in the aggregate, exceed $120,000.  The Company's Board of Directors has not determined which, if any, board committees Frankland will be assigned.

The full text of the press release announcing Frankland's appointment to the Company's Board of Directors is set forth in Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated August 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FEDERAL CORPORATION

Date:	August 6, 2010	By:	/s/	Robert J. Larison, Jr.
Robert J. Larison, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99.1	Copy of press release issued by the Company on August 6, 2010.